Exhibit 10.2

EQUITY AWARD
TERMINATION AGREEMENT,
RELEASE AND WAIVER

NOTE:  SIGNATURE MUST BE PROVIDED BELOW
AND ON SCHEDULE A

This Equity Award Termination Agreement, Release and Waiver (this “Termination Agreement”) is made as of the date set forth on the attached signature page by Deborah A. Hoffpauir (the “Employee”) and Odyssey HealthCare, Inc. (the “Company”) with respect to certain unvested stock option and restricted stock unit awards previously awarded to Employee.

A.  Surrender and Cancellation of Surrendered Awards.  Employee hereby acknowledges that the Surrendered Awards (as defined in Section B.1. below) are being surrendered and cancelled in connection with Employee’s resignation as Senior Vice President and Chief Operating Officer (the “Resignation”) in accordance with the Agreement, dated as of June 29, 2007, by and among the Company and the Employee (the “Resignation Agreement”).  Such Surrendered Awards will be surrendered and cancelled on the terms and subject to the conditions set forth in this Termination Agreement.  Notwithstanding anything to the contrary herein, nothing contained in this Termination Agreement shall constitute a surrender by Employee of any rights, title or interest awarded to her pursuant to any of the equity award agreements described in Exhibit B to the Resignation Agreement (other than the Surrendered Awards), including but not limited to Employee’s option to purchase 22,500 shares of the Company’s common stock that was awarded as part of that certain Nonstatutory Stock Option Agreement, dated November 16, 2005, and that vested on November 16, 2006 (the “Retained Awards”).

B.  Consideration.

1.           The Employee hereby surrenders for cancellation to the Company all of the Employee’s rights, title and interest in and to all stock options, restricted stock units, and/or other equity awards that are listed on Schedule A attached hereto (the “Surrendered Awards”), which were awarded by the Company to the Employee pursuant to the terms and conditions contained in the respective equity award agreements also listed on Schedule A (the “Equity Agreements”).  The Employee and the Company acknowledge and agree that the Surrendered Awards shall be cancelled and the Termination Agreement shall be executed by Employee in exchange for the covenants and promises set forth in the Resignation Agreement (the “Consideration”).  Receipt of such Consideration by the Employee will be subject to receipt by the Company of this Termination Agreement, surrendering and canceling the Surrendered Awards.  Notwithstanding the foregoing, this Termination Agreement shall not be effective until the effective time of the Resignation Agreement (the “Effective Time”), and this Termination Agreement shall be of no effect if the Resignation Agreement is not executed by the parties.  The Employee, to the greatest extent permitted by law, hereby acknowledges that the Consideration to be received pursuant to this Termination Agreement shall be in full satisfaction of any and all rights the Employee may have under the Equity Agreements or otherwise with respect to each and every Surrendered Award.  Each Surrendered Award shall be deemed at any time after the date the Employee executes and delivers this Termination Agreement to the Company to represent for all purposes only the right to receive the Consideration.

2.           The Employee acknowledges that all Consideration to be received pursuant to this Termination Agreement will be made as provided in this Termination Agreement or in the Resignation Agreement.

3.           By executing and delivering this Termination Agreement, the Employee represents, warrants, covenants and agrees as follows:

(a)           The Employee has the right, power, authority and capacity to execute, deliver and perform this Termination Agreement and to consummate the transactions contemplated hereby.  This Termination Agreement has been duly and validly executed and delivered by the Employee and constitutes the Employee’s valid and binding obligation, enforceable in accordance with its terms and conditions, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

(b)           The Employee has the exclusive right, power and authority to transfer or surrender the Surrendered Awards.  Except for the Equity Agreements, the Employee is not a party to, nor is bound by, any agreement affecting or relating to the Employee’s right to transfer or surrender the Surrendered Awards.

(c)           Neither the Company nor any other person or entity has made any oral or written representation, inducement, promise or agreement to Employee in connection with the termination of the Surrendered Awards, other than as expressly set forth in this Termination Agreement.

(d)           Notwithstanding any provisions of the Surrendered Awards and the Equity Agreements, Employee hereby covenants and agrees that she will not sell, assign, transfer, pledge, hypothecate or otherwise encumber any of the Surrendered Awards from and after the date of this Termination Agreement.  Any sale, assignment, transfer, pledge, hypothecation or other encumbrance in violation of this Section B.3(d) shall be void.

C.           Release and Waiver. The Employee, on behalf of herself and on behalf of all spouses, heirs, predecessors, successors, assigns, representatives or agents of the Employee (including, without limitation, any trust of which the Employee is the trustee or which is for the benefit of the Employee or a member of her family), hereby (1) acknowledges that the Consideration received pursuant to this Termination Agreement is in full satisfaction of any and all rights the Employee may have under the Equity Agreements and/or otherwise with respect to the Surrendered Awards, and (2) releases and forever discharges the Company and each of its respective individual, joint or mutual, past, present and future affiliates, directors, officers, employees, agents, consultants, advisors and other representatives, including legal counsel, accountants and financial advisors, controlling persons or entities, subsidiaries, predecessors, successors and assigns (individually, a “Releasee” and collectively, the “Releasees”) from any and all claims, demands, actions, arbitrations, audits, hearings, investigations, litigations, suits (whether civil, criminal, administrative, investigative or informal), causes of action, orders, obligations, contracts, agreements, debts and liabilities whatsoever, whether known or unknown, suspected or unsuspected, both at law and in equity, which the Employee now has, has ever had or may hereafter have against the respective Releasees on account of or arising out of or under the Equity Agreements or the acts or omissions of the Company or its officers or directors with respect to the Surrendered Awards prior to the Effective Time and/or otherwise with respect to the Surrendered Awards, at anytime heretofor and for all time hereafter, except for any claims the Employee might have arising under this Termination Agreement.  The Employee hereby also irrevocably covenants to refrain from, directly or indirectly, asserting any claim or demand, or commencing, instituting or causing to be commenced, any action, arbitration, audit, hearing, investigation, litigation or suit (whether civil, criminal, administrative, investigative or informal) of any kind against any Releasee, based upon any matter purported to be released hereby.  The Employee understands and agrees that it is expressly waiving all claims against the Releasees concerning the Equity Agreements or the acts or omissions of the Company or its officers or directors with respect to the Surrendered Awards prior to the Effective Time and/or otherwise with respect to the Surrendered Awards, including, but not limited to, those claims that it may not know of or suspect to exist, which if known or suspected, may have materially affected the decision to provide the release and the Employee expressly waives any rights under applicable law that provide to the contrary.

D.           Surrender of Equity Agreements.  The Employee further agrees that the Equity Agreements are hereby surrendered as of the Effective Time with no further obligations of the Company thereunder except as provided herein, and in recognition thereof the Employee agrees to return such Equity Agreements to the Company.  The Employee further acknowledges that the Employee is aware of the Resignation and does hereby waive all requirements under the Equity Agreements and, by execution of this Termination Agreement, hereby waives and relinquishes any and all right to the Surrendered Awards on or after the Effective Time.  The Employee understands that the surrender of the Equity Agreements and the Surrendered Awards pursuant to the procedures described herein and the acceptance thereof will constitute a binding agreement between the Employee and the Company upon the terms and subject to the conditions of this Termination Agreement.

E.           Absence of Liens; No Other Awards.  The Employee represents and warrants that the Employee holds good and valid title to the Surrendered Awards, free and clear of all claims, liens, restrictions, charges, encumbrances, security interests, voting agreements and commitments of any kind and has full power and authority to surrender for cancellation such Surrendered Awards.  Other than the Surrendered Awards listed on Schedule A attached hereto and the Retained Awards, the Employee holds no other options or rights to purchase or receive shares of Company under any plan, award, grant or agreement, and hereby waives and releases any rights she may have to be issued any additional awards to purchase or receive shares of the Company’s stock.  The Surrendered Awards have not been transferred or assigned by Employee to any person or entity and Employee has not entered into any agreement to transfer or assign such Surrendered Awards to any person or entity.

F.           Acknowledgement. THE EMPLOYEE ACKNOWLEDGES THAT THE EMPLOYEE HAS READ AND UNDERSTANDS THIS TERMINATION AGREEMENT, IS FULLY AWARE OF ITS LEGAL EFFECT, HAS NOT ACTED IN RELIANCE UPON ANY REPRESENTATIONS OR PROMISES MADE BY THE COMPANY OR ANY OTHER PERSON OTHER THAN THOSE CONTAINED IN WRITING HEREIN, AND HAS ENTERED INTO THIS TERMINATION AGREEMENT FREELY BASED ON THE EMPLOYEE’S OWN JUDGMENT.  BY EXECUTING THIS TERMINATION AGREEMENT, THE EMPLOYEE EXPRESSLY REPRESENTS THAT THE EMPLOYEE HAS HAD AN OPPORTUNITY TO SEEK LEGAL COUNSEL REGARDING IT.

G.           Schedule of Surrendered Awards.  The Employee represents and warrants that Schedule A correctly and completely sets forth each and every award of stock options, restricted stock units, and/or other equity, previously granted to the Employee by the Company other than the Retained Awards and that, other than the Retained Awards, the Employee does not have the right to acquire or receive any stock of the Company or any affiliate of the Company or any options, warrants or other rights to acquire shares of capital stock of or equity interests in the Company or any affiliate of the Company, or similar securities or contractual obligations the value of which is derived from the value of an equity interest in the Company or any affiliate of the Company, or securities convertible into or exchangeable for capital stock of or equity interests in, or similar securities or contractual obligations of, the Company or any affiliate of the Company.  SCHEDULE A MUST BE SIGNED BY THE EMPLOYEE AS EVIDENCE OF ACKNOWLEDGEMENT OF THE SURRENDERED AWARDS BEING TERMINATED AND MUST BE RETURNED TOGETHER WITH THIS TERMINATION AGREEMENT TO THE COMPANY.

H.           Delivery and Further Assurances.  This Termination Agreement and Schedule A, when each are executed, should be delivered to:

Odyssey HealthCare, Inc.
717 N. Harwood, Suite 1500
Dallas, Texas 75201
Attn: General Counsel

The method of delivery of the Termination Agreement and Schedule A is at the option and risk of the Employee and valid delivery will be deemed made only when actually received by the Company.  The Employee, upon request, will execute and deliver any additional documents deemed by the Company or any of its affiliates to be reasonably necessary or desirable to complete the surrender of the Surrendered Awards surrendered hereby.

I.           Amendments and Waivers.  Any provision of this Termination Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed by the Company and the Employee.

J.           Binding Nature.  This Termination Agreement shall be binding upon and shall inure to the benefit of the Company and the Employee and, in the case of the Employee, shall also be binding upon and shall inure to the benefit of the Employee’s spouses, heirs, predecessors, successors, assigns, representatives or agents (including, without limitation, any trust of which the Employee is the trustee or which is for the benefit of the Employee or a member of her family).  The Employee intends for the authorizations and agreements in this Termination Agreement to remain in force and not be affected if the Employee subsequently dies or becomes mentally or physically disabled, incapacitated or incompetent, and does hereby direct that no filing of an inventory nor posting of a surety bond be required.

K.           Governing Law.  This Agreement shall be governed by the laws of the State of Texas, excluding choice of law principles.

L.           Counterparts.  This Termination Agreement may be executed and delivered (including by facsimile transmission) in any number of counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.  Any counterpart of this Termination Agreement that has attached to it separate signature pages that together contain the signature of all parties hereto shall for all purposes be deemed a fully executed original.  Facsimile signatures shall constitute original signatures.

M.           Severability.  If any provision of this Termination Agreement is held to be illegal, invalid or unenforceable for any reason, such provision shall be fully severable; this Termination Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a portion of this Termination Agreement; and the remaining provisions of this Termination Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Termination Agreement.  Furthermore, in lieu of such illegal, invalid or unenforceable provisions, there shall be added automatically as part of this Termination Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

N.           Construction.  This Termination Agreement shall be deemed drafted equally by all the parties.  Its language shall be construed as a whole and according to its fair meaning.  Any presumption or principle that the language is to be construed against any party shall not apply.  The headings in this Termination Agreement are only for convenience and are not intended to affect construction or interpretation.  Any references to paragraphs, subparagraphs, or sections are to those parts of this Termination Agreement, unless the context clearly indicates to the contrary.  Also, unless the context clearly indicates to the contrary, (i) the plural includes the singular and the singular includes the plural, (ii) “and” and “or” are each used both conjunctively and disjunctively, (iii) “any,” “all,” “each,” or “every” means “any and all, and each and every,” (iv) “includes” and “including” are each “without limitation,” and (v) “herein,” “hereof,” “hereunder,” and other similar compounds of the word “here” refer to the entire Termination Agreement and not to any particular paragraph, subparagraph, section or subsection.

O.           Expenses.  Except as otherwise expressly provided in this Termination Agreement, all costs and expenses (including attorneys fees and expenses) incurred by the parties hereto in connection with this Termination Agreement and the transactions contemplated hereby shall be borne solely and entirely by the party which has incurred such expenses.

P.           Arbitration.  The Company and the Employee agree to the resolution by binding arbitration of all claims, demands, causes of action, disputes, controversies or other matters in question (“Claims”), whether or not arising out of this Termination Agreement, whether sounding in contract, tort or otherwise and whether provided by statute or common law, that the Company may have against the Employee or that the Employee may have against the Company or its parents, subsidiaries and affiliates, and each of the foregoing entities’ respective officers, directors, employees or agents in their capacity as such or otherwise.  Claims covered by this Section P also include claims by Employee for breach of this Termination Agreement, wrongful termination, discrimination (based on age, race, sex, disability, national origin, or any other factor) and retaliation.  The Company and Employee agree that any arbitration shall be in accordance with the Federal Arbitration Act (“FAA”) and, to the extent an issue is not addressed by the FAA, with the then-current National Rules for the Resolution of Employment Disputes of the American Arbitration Association (“AAA”) or such other rules of the AAA as are applicable to the Claims being arbitrated.  If a party refuses to honor its obligations under this Section P, the other party may compel arbitration in either federal or state court.  The arbitrator shall apply the substantive law of the State of Texas (excluding Texas choice-of-law principles that might call for the application of some other state’s law), or federal law, or both as applicable to the Claims asserted.  The arbitrator shall have exclusive authority to resolve any dispute relating to the interpretation, applicability, enforceability, or formation of this Section P, including any Claim that all or part of this Termination Agreement is void or voidable and any Claim that an issue is not subject to arbitration; provided that the arbitrator will not have the power to add or ignore any of the terms and conditions of this Termination Agreement, and the arbitrator’s decision will not go beyond what is necessary for the interpretation, application, and enforcement of this Termination Agreement and the obligations of the parties pursuant to this Termination Agreement.  The parties agree that venue for arbitration will be in Dallas, Texas, and that any arbitration commenced in any other venue will be transferred to Dallas, Texas, upon the written request of any party to this Termination Agreement.  In the event that an arbitration is actually conducted pursuant to this Section P, the party in whose favor the arbitrator renders the award shall be entitled to recover from the other party all costs and expenses incurred, including reasonable attorneys’ fees, expert witness fees, and costs actually incurred.  Any and all of the arbitrator’s orders, decisions, and awards may be enforceable in, and judgment upon any award rendered by the arbitrator may be confirmed and entered by, any federal or state court having jurisdiction.  All proceedings conducted pursuant to this Section P, including any order, decision, or award of the arbitrator, shall be kept confidential by all parties.  THE ARBITRATORS SHALL HAVE NO AUTHORITY TO AWARD PUNITIVE DAMAGES UNDER ANY CIRCUMSTANCES (WHETHER IT BE EXEMPLARY DAMAGES, TREBLE DAMAGES, OR ANY OTHER PENALTY OR PUNITIVE TYPE OF DAMAGES).  REGARDLESS OF WHETHER SUCH DAMAGES MAY BE AVAILABLE UNDER TEXAS LAW, THE EMPLOYEE AND THE COMPANY EACH HEREBY WAIVE THE RIGHT, IF ANY, TO RECOVER PUNITIVE DAMAGES IN CONNECTION WITH ANY CLAIMS.  THE EMPLOYEE AND THE COMPANY ACKNOWLEDGE THAT, BY SIGNING THIS TERMINATION AGREEMENT, THE EMPLOYEE AND THE COMPANY ARE WAIVING ANY RIGHT THAT THE EMPLOYEE OR THE COMPANY MAY HAVE TO A JURY TRIAL OR A COURT TRIAL OF ANY EMPLOYMENT-RELATED CLAIM ALLEGED BY EMPLOYEE, EXCEPT AS PROVIDED BY THE RESIGNATION AGREEMENT.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has caused this Termination Agreement to be executed by its duly authorized officer, and the Employee, to evidence her agreement to all the terms hereof, has duly executed this Termination Agreement, as of the 29th day of June, 2007.

ODYSSEY HEALTHCARE, INC.

By:	/s/ Robert A. Lefton
Name:	Robert A. Lefton
Title:	President and Chief Executive Officer

EMPLOYEE

/s/ Deborah A. Hoffpauir
DEBORAH A. HOFFPAUIR

S-1

SCHEDULE A

SURRENDERED AWARDS

1.	Restricted Stock Unit Award Agreement (Time-Based RSU Award), dated December 20, 2006, representing the right to receive 16,080 shares of the Company’s common stock

2.	Restricted Stock Unit Award Agreement (Additional Incentive Based RSU Award), dated December 20, 2006, representing the right to receive 29,480 shares of the Company’s common stock

3.
Nonstatutory Stock Option Agreement, dated November 16, 2005, representing the right to acquire 90,000 shares of the Company’s common stock, but only as to those 67,500 shares of the Company’s common stock that were unvested as of July 1, 2007.

ODYSSEY HEALTHCARE, INC.

/s/ Robert A. Lefton
Robert A. Lefton, President and CEO

EMPLOYEE:

/s/ Deborah A. Hoffpauir
Deborah A. Hoffpauir

A-1